                                                                Exhibit: 10.14FD


      FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

                               ARTICLES OF MERGER
                                       OF
                               THIRD QUARTER, INC.
                                  WITH AND INTO
                               FUNDEX GAMES, LTD.


         AUG 27 1996
        No. C 15272-96
          ----------
         DEAN HELLER
DEAN HELLER, SECRETARY OF STATE


      FIRST. Third Quarter, Inc. is a duly organized Indiana corporation governed under the laws of the State of Indiana ("MERGING CORPORATION"). Fundex Games, Ltd. is a duly organized Nevada corporation governed under the laws of the State of Nevada ("SURVIVING CORPORATION").

      SECOND. The Plan of Merger has been adopted by both the Merging Corporation and the Surviving Corporation.

      THIRD. The Plan of Merger has been approved by the unanimous written consent of the shareholders of the Merging Corporation. The Plan of Merger has been approved by the written consent of the sole stockholder of the Surviving Corporation.

      FOURTH. The future effective date of the merger is August 28, 1996.

      IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Merger to be executed in its name by Carl E. Voigt, IV, President, and Carl
E. Voigt, III, Secretary, this 22nd day of August, 1996.

                                        FUNDEX GAMES, LTD.

                                        BY: /s/ Carl E. Voigt
                                            -------------------------------
                                            Carl E. Voigt, IV, President

                                        By: /s/ Carl E. Voigt
                                            -------------------------------
                                            Carl E. Voigt, III, Secretary


STATE OF ILLINOIS       )
                        )  SS.
COUNTY OF COOK          )

      On this 22nd day of August, 1996, personally appeared before me, a Notary Public in and for the State and County aforesaid, Carl E. Voigt, IV and Carl E. Voigt, III, known to me to be the persons described in and who executed the foregoing Articles of Merger, and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

      WITNESS my hand and official seal, the day and year first above written.



                                            /s/ Mitchell Roth
                                            -------------------------------
                                            Notary Public


------------------------------
[SEAL]      MITCHELL ROTH
         MY COMMISSION EXPIRES
           JANUARY 20, 1998
------------------------------

                             Plan of Merger ("PLAN")
                                     between
                         Third Quarter, Inc., an Indiana
                     corporation (the "MERGED CORPORATION"),
                                       and
                          Fundex Games, Ltd., a Nevada
                    corporation (the "SURVIVING CORPORATION")
              (both of said corporations are sometimes referred to
                   jointly as the "CONSTITUENT CORPORATIONS")

                                    ARTICLE I

      1.1 The respective Boards of Directors of the Constituent Corporations deem it advisable for (a) Third Quarter, Inc. to merge with and into Fundex Games, Ltd. and (b) Fundex Games, Ltd. to be the Surviving Corporation.

      1.2 The principal business address of Third Quarter, Inc. is 3750 W. 16th Street, Indianapolis, Indiana 46222. Third Quarter, Inc. is a corporation duly organized and governed under the laws of the State of Indiana.

      1.3 The principal business address of Fundex Games, Ltd. Is 502 E. John Street, Carson City, Nevada 89706. Fundex Games, Ltd. is a corporation duly organized and governed under the laws of the State of Nevada.

      1.4 Third Quarter, Inc. is authorized to issue One Hundred Thousand (100,000) shares of Common Stock, no par value per share, of which One Thousand (1,000) are issued and outstanding.

      1.5 Fundex Games, Ltd., is authorized to issue Nine Million (9,000,000) shares, consisting of Eight Million (8,000,000) shares of Common Stock, $0.001 par value per share, and One Million (1,000,000) shares of Preferred Stock, $1.00 par value per share, of which One (1) share of Common Stock is issued and outstanding. No shares of Preferred Stock are issued and outstanding.

                                   ARTICLE II

      At the Effective Time of the Merger (as defined in Article VII below):

      2.1 In accordance with the applicable provisions of the Indiana Business Corporation Law, as amended ("BCL"), the Nevada General Corporation Law, as amended ("GCL"), and the Nevada Revised Statutes, as amended ("NRS"), Third Quarter, Inc. shall be merged with and into Fundex Games, Ltd., which shall be the Surviving Corporation (such merger shall sometimes be called the "MERGER").

      2.2 The separate existence of the Merged Corporation shall cease, and the Surviving Corporation shall have all the rights, privileges, immunities and powers and be subject to all the duties and liabilities of a corporation organized under the NRS.

      2.3 The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities, and franchises as of a public or private nature, of each of the Constituent Corporations; and all property, real, personal, and mixed, and all debts due on whatever account, including subscriptions to shares, and all other causes in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in or shall continue to be vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger.

      2.4 The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against any of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of any of the Constituent Corporations shall be impaired by the Merger.

                                   ARTICLE III

      3.1 The Articles of Incorporation of the Surviving Corporation as existing and constituted immediately prior to the Effective Time of the Merger shall continue to be and constitute the Articles of Incorporation of the Surviving Corporation.

      3.2 The By-Laws of the Surviving Corporation as existing and constituted immediately prior to the Effective Time of the Merger shall continue to be and constitute the By-Laws of the Surviving Corporation.

      3.3 The Board of Directors of the Surviving Corporation immediately prior to the Effective Time of the Merger shall continue to be and constitute the Board of Directors of the Surviving Corporation.

      3.4 The Officers of the Surviving Corporation immediately prior to the Effective Time of the Merger shall continue to be and constitute the Officers of the Surviving Corporation.

                                   ARTICLE IV

      The mode of carrying the Merger into effect is as follows:

      Each issued and outstanding share of Common Stock, no par value per share, of the Merging Corporation shall be converted into One Thousand (1,000) shares of Common Stock, $0.001 par value per share, of the Surviving Corporation; the singular issued and outstanding share of Common Stock, $0.001 par value per share, of the Surviving Corporation owned by the Merging Corporation shall be canceled.

                                    ARTICLE V

      The Surviving Corporation shall pay all expenses of carrying this Plan into effect and of accomplishing the Merger.

                                   ARTICLE VI

      If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in the Surviving Corporation the title to any property or rights of the Merging Corporation, the proper officers and directors of the Merging Corporation shall execute and make all such proper assignments and assurances in law and do all things necessary or proper to thus vest such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Plan.

                                   ARTICLE VII

      The Merger shall be effected by the filing of (i) Articles of Merger/Share Exchange with the Indiana Secretary of State, and (ii) Articles of Merger with the Nevada Secretary of State, after satisfaction of the requirements of the BCL, the CGL and the NRS. The Effective Time of the Merger shall be August 28, 1996.


                                       3